MORTGAGE,
SECURITY AGREEMENT
AND
FIXTURE FINANCING STATEMENT

THIS INDENTURE (the “Mortgage”), made and given as of this __ day of May, 2011, by NETREIT BROADWAY, INC., a Maryland corporation (the “Mortgagor”), whose address is 1282 Pacific Oaks Place, Escondido, CA 92029, to DOUGHERTY FUNDING LLC, a Delaware limited liability company (the “Mortgagee”), whose address is Suite 4300, 90 South Seventh Street, Suite 4300, Minneapolis, Minnesota 55402.

PRELIMINARY RECITALS

A.           Pursuant to a certain Loan Agreement between Mortgagor and Mortgagee dated of even date herewith (with all amendments, modifications and supplements, the “Loan Agreement”), Mortgagee has agreed to make a mortgage loan to Mortgagor in the original principal amount of up to $5,700,000 (the “Loan”) to finance a portion of the costs of acquiring the Real Property described herein.  Unless the context otherwise indicates, all capitalized terms not otherwise defined herein shall have the meaning given such term in the Loan Agreement.

B.           The Loan is evidenced by a Promissory Note dated of even date herewith, executed and delivered by Mortgagor to the order of Mortgagee in the principal amount of $5,700,000 (with all amendments, modifications, supplements, replacements and extensions, the “Note”).

C.           The Note bears interest at a variable rate or rates of interest as more fully set forth in the Note, except that during the period of and continuance of an Event of Default hereunder the Note shall bear interest at a per annum rate of interest of the lesser of (a) four percent (4%) in excess of the interest rate in effect from time to time on the Note or (b) the maximum lawful rate of interest permitted to be paid on the Note, whether or not Mortgagee has exercised its option to accelerate the maturity of the Note and declare the entire unpaid Indebtedness Secured Hereby (as defined herein) due and payable as more fully set forth in the Note (the “Default Rate”); such rate as in effect from time to time pursuant to the Note is the “Interest Rate”.

D.           As security for the repayment of the Loan as evidenced by the Note, Mortgagor is executing and delivering this Mortgage.

E.           The Note is payable in installments with a final installment payment of the principal balance and all accrued and unpaid interest due on May 31, 2016 (the “Maturity Date”).

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F.           As security for the repayment of the Note, NetREIT, Inc., a Maryland corporation (“Guarantor”) is executing and delivering to Mortgagee a Guaranty dated of even date herewith (with all amendments, modifications and supplements, the “Guaranty”).

NOW, THEREFORE, in consideration of the making of the Loan and the sum of One and 00/100 Dollar ($1.00) to Mortgagor in hand paid, the receipt of which is hereby acknowledged, and for the purposes aforesaid, Mortgagor hereby MORTGAGES, GRANTS, BARGAINS, SELLS AND CONVEYS unto Mortgagee, its successors and assigns, forever, WITH A POWER OF SALE, AND GRANTS TO MORTGAGEE A SECURITY INTEREST IN all of the following properties hereinafter set forth (all of the following being hereinafter collectively referred to as the “Premises”):

A.           REAL PROPERTY

All the tracts or parcels of real property lying and being in the County of Cass, State of North Dakota, all as more fully described in Exhibit A attached hereto and made a part hereof, together with all the estates and rights in and to the real property and in and to lands lying in streets, alleys and roads adjoining the real property and all buildings, structures, improvements, fixtures and annexations, access rights, easements, rights of way or use, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging or pertaining to the real property; together with all water rights (whether riparian, appropriative or otherwise whether or not appurtenant) now or hereafter relating to or used in connection with the real property, and all shares of stock, if any, evidencing such rights (the “Real Property”).

B.           BUILDINGS

All buildings and improvements now or hereafter located on the Real Property (the “Buildings”).

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C.           EQUIPMENT, INVENTORY, FIXTURES AND GOODS

All equipment, inventory, fixtures and goods, owned or hereafter acquired by Mortgagor and now or hereafter attached to, located at, or placed in the improvements on the Real Property including, without limitation (i) all machinery, fittings, fixtures, apparatus, appliances, equipment or articles used to supply heating, gas, electricity, air conditioning, water, light, waste disposal, power, refrigeration, ventilation, and fire and sprinkler protection, (ii) all maintenance supplies and repair equipment, (iii) all draperies, carpeting, floor coverings,  screens, storm windows and window coverings, blinds, awnings, shrubbery and plants, (iv) all elevators, escalators and shafts, motors, machinery, fittings and supplies necessary for their use, and (v) all building materials and supplies now or hereafter delivered to the Premises (it being understood that the enumeration of any specific articles of property shall in no way be held to exclude any items of property not specifically enumerated), as well as renewals, replacements, proceeds, additions, accessories, increases, parts, fittings, insurance payments, awards and substitutes thereof, together with all interest of Mortgagor in any such items hereafter acquired, as well as Mortgagor’s interest in any lease or conditional sales agreement under which the same is acquired, all of which personal property mentioned herein shall be deemed fixtures and accessory to the freehold and a part of the realty and not severable in whole or in part without material injury to the Premises (the “Equipment”), but excepting therefrom the trade fixtures, inventory, equipment and removable property owned by any tenant.

D.           RENTS, LEASES AND PROFITS

All rents, income, contract rights, leases and profits now due or which may hereafter become due under or by virtue of any lease, sublease, license or agreement, whether written or verbal, for the use or occupancy of the Premises or any part thereof together with all of Mortgagor’s rights to all tenant security deposits with respect to any such leases, licenses and agreements and all interest thereon, whether now owned by Mortgagor or hereafter acquired or arising (the “Rents” and the “Lease” or “Leases,” as applicable).

E.           INSURANCE PROCEEDS

All awards, payments or proceeds now or hereafter payable under any policy of insurance insuring the Premises including, without limitation, to the proceeds of casualty insurance, title insurance, business interruption/rents insurance or other insurance maintained with respect to the Premises, whether now owned by Mortgagor or hereafter acquired or arising.

F.           JUDGMENTS AND AWARDS

All awards, compensation and settlements in lieu thereof made as a result of the taking by power of eminent domain of the whole or any part of the Premises, including, without limitation, any awards for damages sustained to the Premises, for a temporary taking, change of grade of streets or taking of access, whether now owned by Mortgagor or hereafter acquired or arising.

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G.           INTANGIBLES

All contracts, licenses, permits, management records, software, files, consents, governmental approvals and intangibles used, useful or required in the ownership, management, operation or development of the Premises, together with all soil reports, building permits, variances, licenses, utility permits and other permits and agreements relating to the construction or equipping of the improvements on the Premises, or the operation or maintenance of the Premises, including, without limitation, all warranties and contract rights, whether now owned by Mortgagor or hereafter acquired or arising.

H.           CONSTRUCTION CONTRACTS

Each contract or agreement for the design, construction, furnishing and equipping of the improvements located or to be located on the Premises, together with all right, title and interest of Mortgagor in and to any existing or future changes, extensions, revisions, modifications, guarantees of performance or warranties of any kind thereunder, whether now owned by Mortgagor or hereafter acquired or arising.

I.           PLANS AND SPECIFICATIONS

All plans and specifications, all surveys, site plans, soil reports, drawings and papers relating to the Premises and the design, construction and equipping of the improvements on the Premises, whether now owned by Mortgagor or hereafter acquired or arising.

J.           PERMITS AND LICENSES

All building permits, operating permits, variances, licenses, utility permits and other permits, licenses and agreements relating to the construction, equipping, operation or maintenance of the Premises including, without limitation, all warranties and contract rights, whether now owned by Mortgagor or hereafter acquired or arising.

K.           BUILDING SUPPLIES

All building supplies and materials ordered or purchased for use in connection with the construction and equipping of the improvements on the Premises, whether now owned by Mortgagor or hereafter acquired or arising.

L.           SERVICE AGREEMENTS

All rights and interests of Mortgagor in and under any and all service and other agreements relating to the operation, management, maintenance and repair of the Premises or the buildings and improvements thereon, whether now owned by Mortgagor or hereafter acquired or arising.

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M.           DEPOSITS AND REVENUES

All rights and interests of Mortgagor, whether now owned or hereafter acquired or arising, in and to any and all deposits and revenues relating to the Premises, including, without limitation, security deposits, replacement revenue escrows, tax and insurance escrows and working capital reserves or escrows.

N.           LOAN PROCEEDS

All proceeds and contract rights and payments now or hereafter payable to Mortgagor under any loan commitment for financing of the Premises (“Loan Proceeds”).

O.           OTHER PERSONAL PROPERTY

All Accounts, Chattel Paper, Controlled Property, Deposit Accounts, Documents, Goods, General Intangibles, Instruments and Equipment, as such terms are defined in the North Dakota Uniform Commercial Code in effect from time to time (the “Code”), with respect to the Premises, now owned by Mortgagor or hereafter acquired or arising.

P.           PROCEEDS

All proceeds, products, accessions and supporting obligations thereto.

It is specifically understood that the enumeration of any specific articles of property shall not exclude or be held to exclude any items of property not specifically mentioned.  At the option of Mortgagee, all of the Premises hereinabove described, real, personal and mixed, whether affixed or annexed or not, and all rights hereby conveyed and mortgaged are intended to be as a unit and are hereby understood and agreed and declared to be appropriated to the use of the Premises and shall for the purposes of this Mortgage be deemed to be real estate and conveyed and mortgaged hereby.

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TO HAVE AND TO HOLD the Premises unto Mortgagee and its successors, substitutes or assigns for the uses and purposes herein set forth, forever, together with all rights, privileges, hereditaments and appurtenances in anywise appertaining or belonging thereto, subject to the Permitted Exceptions, and Mortgagor, for Mortgagor and Mortgagor’s successors, substitutes and assigns, hereby agrees to WARRANT AND FOREVER DEFEND, all and singular, the Premises unto Mortgagee, and its successors, substitutes or assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof subject however as aforesaid, all for the purposes of securing the full payment and performance of the following obligations:

(i)
all sums due and owing on the Note or pursuant to the Loan Agreement (the terms and conditions of the Note and the Loan Agreement are incorporated herein by reference and made a part hereof), with interest thereon at the variable rate or rates set forth therein; the unpaid principal balance pursuant to the Note and all amounts advanced or to be advanced pursuant to the Note, together with interest thereon, payable to Mortgagee pursuant to the Loan Agreement, if not sooner due, shall be due and payable in any event on the Maturity Date;

(ii)
all other obligations, liabilities, covenants and agreements, now existing or hereafter arising, of Mortgagor to Mortgagee hereunder, under the Note, under the Loan Agreement or under the other instruments which refer to or secure the Note (hereinafter collectively referred to as the “Loan Documents”; and individually referred to as a “Loan Document”);

(iii)
all sums, with interest thereon at the same rate or rates as specified in the Note and the Loan Agreement, advanced in protecting the lien of this Mortgage, including taxes, assessments, charges, claims, fines, impositions, insurance premiums, amounts due upon prior or superior mortgages and other prior or superior liens, encumbrances and interests, Mortgagee’s fees provided for herein or in the other Loan Documents and legal expenses and attorneys’ fees and all sums advanced for any other purpose authorized herein (the Note and all such sums, together with interest thereon, and all such obligations being hereinafter collectively referred to as the “Indebtedness Secured Hereby”).

Provided, nevertheless, that these presents are upon the express condition that, if Mortgagor shall pay or cause to be paid in full the Note, and if Mortgagor shall strictly observe and perform all of the terms, covenants and conditions herein, therein, in the Loan Agreement and in the other Loan Documents set forth, this Mortgage shall become null and void and of no force and effect and shall be satisfied and released at Mortgagor’s expense, otherwise to remain in full force and effect.

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AND MORTGAGOR FURTHER COVENANTS AND AGREES AS FOLLOWS:

ARTICLE 1
GENERAL COVENANTS, AGREEMENTS, WARRANTIES

Mortgagor hereby represents, warrants and covenants to Mortgagee that:

1.1  Payment of Indebtedness; Observance of Covenants.  Mortgagor shall duly and punctually pay each and every installment of principal, interest, and other payments due under the Note and all other Indebtedness Secured Hereby, as and when the same shall become due, and shall duly and punctually perform and observe all of the covenants, agreements and provisions contained herein, in the Note and any other instrument given as security for the payment of the Note.

1.2  Construction; Maintenance; Repairs.  Mortgagor shall complete the Capital Improvements and the Tenant Improvements free and clear of any and all liens, subject to Section 1.6.  Mortgagor shall not abandon the Premises, shall keep and maintain the Premises in good condition, repair, maintenance and operating condition free from any waste or misuse, and shall promptly repair and restore any buildings, improvements or structures now or hereafter on the Premises which may become damaged or destroyed to their condition prior to any such damage or destruction.  Excepting the construction of the Capital Improvements and the Tenant Improvements, without the prior consent of Mortgagee, Mortgagor agrees that it will not construct or expand any improvements on the Premises, erect any new improvements nor make any material alterations in any improvements which shall alter the basic structure, decrease the market value or change the existing architectural character of the Premises, nor remove or demolish any improvements.

1.3  Compliance with Laws.  Mortgagor shall comply with all requirements of law, municipal ordinances, regulations, private restrictions and covenants affecting the Premises and shall not acquiesce in or seek any rezoning classification affecting the Premises.

1.4  Payment of Operating Costs; Prior Mortgages and Liens.  Mortgagor shall pay all operating costs and expenses of the Premises (except as provided in Section 1.6) , shall keep the Premises free from levy, attachment, mechanics’, materialmens’ and other liens (“Liens”) and shall pay when due all indebtedness which may be secured by a mortgage, deed of trust, lien or charge on the Premises.

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1.5  Payment of Impositions.  Except as provided in Section 1.6, Mortgagor shall pay when due and in any event before any penalty or interest attaches, all taxes, assessments, governmental charges, water charges, sewer charges and other fees, taxes, charges and assessments of every kind and nature whatsoever assessed or charged against or constituting a lien on the Premises or any interest therein (“Impositions”) and will on demand furnish Mortgagee proof of the payment of any such Impositions.  In the event of a court decree or an enactment after the date hereof by any legislative authority of any law imposing upon a mortgagee the payment of the whole or any part of the Impositions herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or deeds of trust or debts secured by mortgages or deeds of trust or a mortgagee’s interest in mortgaged premises, so as to impose such Imposition on Mortgagee or on the interest of Mortgagee in the Premises, then, in any such event, Mortgagor shall bear and pay the full amount of such Impositions; provided, however, that if for any reason payment by Mortgagor of any such Imposition would be unlawful, or if the payment thereof would constitute usury or render the Indebtedness Secured Hereby wholly or partially usurious, Mortgagee, at its option, may declare the whole sum secured by this Mortgage with interest thereon to be immediately due and payable without prepayment premium, or Mortgagee, at its option, may pay that amount or portion of such Imposition as renders the Indebtedness Secured Hereby unlawful or usurious, in which event Mortgagor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said Imposition.

1.6  Contest of Liens and Impositions.  Mortgagor shall not be required to pay, discharge or remove any Lien or Imposition so long as Mortgagor shall in good faith contest the same or the validity thereof by appropriate legal proceedings so long as such proceedings operate to prevent the collection or enforcement of the Lien or Imposition so contested and the sale of the Premises, or any part thereof, to satisfy the same; provided, however, Mortgagor shall, as a condition of any such contest, have paid that portion of the Lien or Imposition as may be required by law, and shall, prior to the date such Lien or Imposition is originally due and payable without such contest, have given Mortgagee such reasonable security as may be demanded by Mortgagee to insure such payments plus interest or penalties thereon, and prevent any sale or forfeiture of the Premises by reason of such nonpayment or shall have caused any such Lien or Imposition to be discharged of record by posting a bond as permitted by law.  Any such contest shall be prosecuted with due diligence and Mortgagor shall promptly after final determination thereof pay the amount of any such Lien or Imposition so determined, together with all interest and penalties which may be payable in connection therewith.  Notwithstanding these provisions, Mortgagor shall (and if Mortgagor shall fail so to do, Mortgagee may but shall not be required to) pay any such Lien or Imposition notwithstanding such contest if in the reasonable opinion of Mortgagee, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed.

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1.7  Protection of Security.  Mortgagor shall promptly notify Mortgagee of and appear in and defend any suit, action or proceeding that if determined adversely, would have a material adverse effect on Mortgagor or the Premises or the timely performance of any obligation of Mortgagor under the Loan Documents or hereunder, or on the rights or interest of Mortgagee hereunder and Mortgagee may elect to appear in or defend any such action or proceeding with counsel selected by Mortgagor and approved by Mortgagee.  Mortgagor agrees to indemnify and reimburse Mortgagee from any and all loss, damage, expense or cost arising out of or incurred in connection with any such suit, action or proceeding, including, without limitation, costs of evidence of title and attorneys’ fees incurred by Mortgagee and such amounts together with interest thereon at the Interest Rate in effect from time to time shall become additional “Indebtedness Secured Hereby” and shall become immediately due and payable.

1.8  Financial Statements; Inspection of Books and Records.  Mortgagor shall furnish to Mortgagee the Required Financial Reports (as defined in the Loan Agreement) of Mortgagor, Guarantor and the Premises as are required by the Loan Agreement.

1.9  Additional Assurances.  Mortgagor agrees upon the request by Mortgagee to execute and deliver such further instruments, deeds and assurances including, without limitation, financing statements under the Code and will do such further acts as may be necessary or proper to carry out more effectively the purposes of this Mortgage and without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the granting clause hereof, or intended by the parties so to be.  Mortgagor agrees to pay any recording fees, filing fees, note taxes, mortgage registry taxes or other charges arising out of or incident to the filing or recording of this Mortgage, such further assurances and instruments and the issuance and delivery of the Note.

1.10  Current Compliance with Laws.  The Premises as improved on the date hereof comply with all material requirements of laws, including, without limitation, requirements of any Federal, State, County, City or other governmental authority having jurisdiction over Mortgagor or the Premises and including, without limitation, any applicable zoning, occupational safety and health, energy and environmental laws, ordinances and regulations; and Mortgagor has obtained and will maintain all necessary consents, permits and licenses to construct, occupy and operate the Premises for its intended purposes.

1.11  Title.  Mortgagor is the lawful owner of and has good and marketable fee simple absolute title to the Premises.  Mortgagor will warrant and defend title to the same free of all liens and encumbrances, other than Permitted Exceptions.  Mortgagor has good right and lawful authority to grant, bargain, sell, convey, mortgage and grant a security interest in the Premises as provided herein.

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1.12  Loan Agreement.  This Mortgage is the Mortgage referred to in, and is given as security for the due and punctual performance, observance and payment by Mortgagor of the terms and conditions set forth in, the Loan Agreement, the terms and conditions of which are incorporated herein by reference.  In addition to its remedies hereunder during the continuance of an Event of Default, Mortgagee may, but shall not be required to, avail itself of any or all of the rights and remedies available to it under the Loan Agreement, and any sums expended by Mortgagee in availing itself of such rights and remedies shall bear interest thereon at the Interest Rate and shall be so much additional Indebtedness Secured Hereby, and shall be payable to Mortgagee immediately upon demand; provided, however, no such payment by Mortgagee shall be considered as waiving any such Event of Default.

1.13  Compliance with Americans with Disabilities Act.  Mortgagor covenants and agrees that it and the Premises will comply with the requirements of the Americans with Disabilities Act, as the same may be amended from time to time, during the entire term of this Mortgage and that it will comply with any requirements applicable to the Premises established by any federal, state or local governmental authorities having jurisdiction over such matters.  All future maintenance, renovation, repair and construction conducted on the Premises shall be completed in accordance with the Americans with Disabilities Act.  Failure to comply with the provisions of the Americans with Disabilities Act shall constitute an Event of Default under the terms of this Mortgage and shall entitle Mortgagee to exercise all remedies available to it hereunder and under the other Loan Documents.

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ARTICLE 2
INSURANCE AND ESCROWS

2.1  Insurance.  Mortgagor shall obtain, pay for and keep in full force and effect during the term of this Mortgage at its sole cost and expense the policies of insurance required by the Loan Agreement.

In the event of a foreclosure of this Mortgage or any acquisition of the Premises by Mortgagee, all such policies and all proceeds payable therefrom, whether payable before or after a foreclosure sale, or during the period of redemption, if any, shall become the absolute property of Mortgagee to be utilized at its discretion.  In the event of foreclosure or the failure to obtain and keep any required insurance Mortgagor empowers Mortgagee to effect insurance upon the Premises at Mortgagor’s expense and for the benefit of Mortgagee in the amounts and types provided in the Loan Agreement for a period of time covering the time of redemption from foreclosure sale and, if necessary therefor, to cancel any or all existing insurance policies.  Mortgagor agrees to pay Mortgagee the costs incurred by Mortgagee in determining, from time to time, whether the Premises are located within an area having special flood hazards.  Such fees shall include the fees charged by any organization providing such services.

2.2  Escrows.   Mortgagor shall deposit with Mortgagee, or at Mortgagee’s request, with its servicing agent or a bank designated by Mortgagee, on the first day of each and every month hereafter as a deposit to pay the costs of taxes, assessments and insurance premiums next due (the “Charges”):

(a)	Initially a sum such that the amounts to be deposited pursuant to Section 2.2 (b) and such initial sum shall be equal to the estimated Charges for the next due payment thereon; and

(b)	Thereafter an amount equal to one-twelfth (1/12th) of the estimated annual Charges due on the Premises.

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Mortgagee will, upon the presentation to Mortgagee by Mortgagor of the bills therefor, pay the Charges from such deposits or will, upon presentation of receipted bills therefor, reimburse Mortgagor from such deposits and payments made by Mortgagor.  In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time, or the prior deposits shall be less than the currently estimated monthly amounts, then Mortgagor shall pay to Mortgagee on demand any amount necessary to make up the deficiency.  The excess of any such deposits shall be credited to subsequent payments to be made for such items.  If an Event of Default shall occur under the terms of this Mortgage, Mortgagee may, at its option, without being required so to do, apply any deposits on hand to the Indebtedness Secured Hereby, in such order and manner as Mortgagee may elect.  When the Indebtedness Secured Hereby has been fully paid, any remaining deposits shall be returned to Mortgagor as its interest may appear.  All deposits are hereby pledged as additional security for the Indebtedness Secured Hereby, shall be held for the purposes for which made as herein provided, may be held by Mortgagee or its servicing agent or such designated bank and may be commingled with other funds of Mortgagee or its servicing agent or such designated bank, shall be held without any allowance of interest thereon and shall not be subject to the decision or control of Mortgagor.  Any such agent or designated bank shall execute a control agreement to perfect the security interest of Mortgagee in such account, in form and substance satisfactory to Mortgagee.  Neither Mortgagee nor its servicing agent or such designated bank shall be liable for any act or omission made or taken in good faith.  In making any payments, Mortgagee or its servicing agent or such designated bank may rely on any statement, bill or estimate procured from or issued by the payee without inquiry into the validity or accuracy of the same.  If the taxes shown in the tax statement shall be levied on property more extensive than the Premises, then the amounts escrowed shall be based on the entire tax bill and Mortgagor shall have no right to require an apportionment and Mortgagee or its servicing agent may pay the entire tax bill notwithstanding that such taxes pertain in part to other property and Mortgagee shall be under no duty to seek a tax division or apportionment of the tax bill.

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ARTICLE 3
UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

3.1  Security Agreement.  This Mortgage shall constitute a security agreement as defined in the Code, with Mortgagee as secured party, in any of the Premises that is determined to be personal property pursuant to the Code in which Mortgagor has an interest (the “Collateral”).  Any Collateral installed in or used in the Premises is to be used by Mortgagor solely for Mortgagor’s business purposes or as the equipment and fixtures leased or furnished by Mortgagor, as landlord, to tenants of the Premises and such Collateral will be kept at the Buildings and will not be removed therefrom without the consent of Mortgagee and may be affixed to such Buildings but will not be affixed to any other real estate.  The remedies of Mortgagee hereunder are cumulative and separate, and the exercise of any one or more of the remedies provided for herein or under the Code shall not be construed as a waiver of any of the other rights of Mortgagee, including, without limitation, having any Collateral deemed part of the realty upon any foreclosure thereof.  If notice to any party of the intended disposition of the Collateral is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to such intended disposition and may be given by advertisement in a newspaper accepted for legal publications either separately or as part of a notice given to foreclose the real property or may be given by private notice if such parties are known to Mortgagee.  Neither the grant of a security interest pursuant to this Mortgage nor the filing of a financing statement pursuant to the Code shall ever impair the stated intention of this Mortgage that all Collateral comprising the Premises and at all times and for all purposes in all proceedings both legal or equitable shall be regarded as part of the real property mortgaged hereunder irrespective of whether such item is physically attached to the real property or any such item is referred to or reflected in a financing statement.

3.2  Authorization to File.  Mortgagor expressly authorizes Mortgagee to file any and all financing statements required to perfect and continue the perfection of, any security interests hereunder without the debtor’s signature.  Mortgagor agrees to provide Mortgagee advance written notice of (i) any change of Mortgagor’s name, and (ii) any change of Mortgagor’s jurisdiction of its organization.  Mortgagor shall pay all expenses incurred by Mortgagee in connection with the renewal, extensions or amendment of any financing statements with regard to Mortgagee’s security interest in the Premises.  Mortgagor shall not, without the prior written approval of Mortgagee, file any amendment or termination of any financing statement with regard to Mortgagee’s security interest in the Premises.

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3.3  Maintenance of Property.  Subject to the provisions of this Section, provided no Event of Default has occurred and is continuing, in any instance where Mortgagor in its sound discretion determines that any item subject to a security interest under this Mortgage has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for the operation of the Premises, Mortgagor may, at its expense, remove and dispose of it and substitute and install other items not necessarily having the same function; provided, however, that such removal and substitution shall not impair the operating utility and unity of the Premises.  All substituted items shall become a part of the Premises and subject to the lien of this Mortgage.  Any amounts received or allowed Mortgagor upon the sale or other disposition of the removed items of property shall be applied first against the cost of acquisition and installation of the substituted items.

3.4  Fixture Filing.  THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS CONSTITUTING A PART OF THE COLLATERAL WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE PREMISES.

3.5  Required Information.  FOR PURPOSES OF THE CODE, THE FOLLOWING INFORMATION IS FURNISHED:

(a)	The name and address of the Mortgagor (as “Debtor”) is:

NetREIT Broadway, Inc.
1282 Pacific Oaks Place
Escondido, CA 92029

(b)           The name and address of the record owner of the Real Estate are:

NetREIT Broadway, Inc.
1282 Pacific Oaks Place
Escondido, CA 92029

(c)           Debtor is a corporation organized under the laws of the State of Maryland.

(d)           The name and address of the Mortgagee (as “Secured Party”) is:

Dougherty Funding LLC
Suite 4300
90 South Seventh Street
Minneapolis, MN 55402-4110
Attention: Loan Servicing Department

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(e)	Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its above address.

(f)	This document covers goods which are or to become fixtures.

(g)	The tax identification number of Debtor is 800722239; the Debtor’s organizational number is D14106348.

ARTICLE 4
APPLICATION OF INSURANCE AND AWARDS

4.1  Damage or Destruction of the Premises.  Mortgagor shall give Mortgagee prompt notice of any damage to or destruction of the Premises.  In case of a loss covered by policies of insurance, Mortgagee (whether before or after foreclosure sale) is hereby authorized at its option to settle and adjust any claim arising out of such policies and collect and receipt for the proceeds payable therefrom.  Except as provided in the preceding sentence, Mortgagor may itself adjust and collect for any losses arising out of any such damage or destruction; provided, however, if any losses arising out of a single occurrence aggregate more than One Hundred Thousand and No/100ths Dollars ($100,000.00), Mortgagor shall obtain Mortgagee’s prior written consent to any settlement.  Any expense incurred by Mortgagee in the adjustment and collection of insurance proceeds (including, without limitation, the cost of any independent appraisal of the loss or damage on behalf of Mortgagee) shall be reimbursed to Mortgagee first out of any proceeds.  Except as provided in Section 4.4, the proceeds or any part thereof from any damage or destruction shall be applied to reduction of the Indebtedness Secured Hereby then most remotely to be paid, whether due or not, without the application of any prepayment premium, or to the restoration or repair of the Premises, the choice of application to be solely at the discretion of Mortgagee.

4.2  Condemnation.  Mortgagor shall give Mortgagee prompt notice of any actual or threatened condemnation or eminent domain proceedings affecting the Premises and hereby assigns, transfers and sets over to Mortgagee the entire proceeds of any award or claim for damages or settlement in lieu thereof for all or any part of the Premises taken or damaged under such eminent domain or condemnation proceedings, Mortgagee being hereby authorized to intervene in any such action and to collect and receive from the condemning authorities and give proper receipts and acquittances for such proceeds.  Mortgagor will not enter into any agreements with the condemning authority permitting or consenting to the taking of the Premises or agreeing to a settlement unless prior written consent of Mortgagee is obtained.  Any expenses incurred by Mortgagee in intervening in such action or collecting such proceeds, including, without limitation, attorneys’ fees incurred by Mortgagee, shall be reimbursed to Mortgagee first out of the proceeds.  The proceeds or any part thereof shall be applied upon or in reduction of the Indebtedness Secured Hereby then most remotely to be paid, whether due or not, without the application of any prepayment premium, or to the restoration or repair of the Premises, the choice of application to be solely at the discretion of Mortgagee.

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4.3  Disbursement of Insurance and Condemnation Proceeds.  Any restoration or repair shall be done under the supervision of an architect acceptable to Mortgagee and pursuant to plans and specifications approved by Mortgagee.  In any case where Mortgagee may elect to apply the proceeds to repair or restoration or permit Mortgagor to so apply the proceeds they shall be held by Mortgagee for such purposes and will from time to time be disbursed by Mortgagee to defray the costs of such restoration or repair under such safeguards and controls as Mortgagee may establish to assure completion in accordance with the approved plans and specifications and free of liens or claims.  Mortgagor shall on demand deposit with Mortgagee any sums necessary to make up any deficits between the actual cost of the work and the proceeds and provide such lien waivers and completion bonds as Mortgagee may reasonably require.  Any surplus which may remain after payment of all costs of restoration or repair may at the option of Mortgagee be applied on account of the Indebtedness Secured Hereby then most remotely to be paid, whether due or not, without application of any prepayment premium,  or to the cost of any ongoing construction on the Premises or shall be returned to Mortgagor, the choice of application to be solely at the discretion of Mortgagee.

4.4  Mortgagee to Make Proceeds Available.  Notwithstanding the foregoing, in the event of an insured casualty to the Premises (“Casualty”) such that the Buildings then located thereon have not been totally destroyed and may be repaired to their prior condition within six (6) months from the date of Casualty, but not later than the Maturity Date, Mortgagee agrees, unless an Event of Default has occurred and is continuing, to make the proceeds payable from such event (“Insurance Proceeds”) available to the restoration or repair of such Improvements under the following conditions:

(a)
The Buildings can be restored to a complete architectural unit pursuant to plans and specifications acceptable to Mortgagee so that such Buildings have the same use and, in the case of Casualty, the same value after restoration as that prior to the Casualty;

(b)	Mortgagor shall provide a sworn construction statement to Mortgagee itemizing the full cost of restoration and completion of the Buildings;

(c)
The Insurance Proceeds are sufficient to complete such repair or restoration or Mortgagor shall deposit with Mortgagee prior to commencing repair or restoration such amount as is necessary to assure completion;

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(d)
Disbursement of Insurance Proceeds shall be made not more frequently than once a month for restoration work completed and in place pursuant to prudent construction lending procedures as reasonably determined by Mortgagee, including, without limitation, (i) a retainage of ten (10%) percent of the disbursement requested, (ii) itemized draw requests approved by an inspector acceptable to Mortgagee and (iii) lien waivers for the work done at Mortgagee’s election the Insurance Proceeds shall be disbursed through an escrow account established with the title insurer having issued Mortgagee’s title insurance policy or another escrow account designated by Mortgagee;

(e)	The Insurance Proceeds shall be held by Mortgagee or a bank designated by Mortgagee without interest;

(f)
Mortgagor shall provide to Mortgagee adequate evidence at the time of each disbursement that the cost of restoration has been paid or will be paid from such disbursement and Mortgagee shall be given such lien protection as Mortgagee shall require, including, without limitation, lien waivers and an endorsement to Mortgagee’s title policy;

(g)	No Event of Default shall exist at the time of each disbursement of the Insurance Proceeds;

(h)	Mortgagor shall pay any actual expense Mortgagee incurs, including, without limitation, any escrow expenses and any costs and expenses for title insurance;

(i)
Each tenant shall certify to Mortgagee that its Lease remains in effect and has not been canceled and agrees to continue possession of the Premises under the terms of its Lease after completion of the repair or restoration without any abatement or adjustment in rental payments; and

(j)	The loan-to-value requirements of Section 5.17 of the Loan Agreement continue to be satisfied.

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ARTICLE 5
LEASES AND RENTS

5.1  Assignment of Leases and Rents.  To further secure the Indebtedness Secured Hereby, Mortgagor does hereby sell, assign and transfer unto Mortgagee all of the Leases, and all of the Rents, now due and which may hereafter become due under or by virtue of any Lease, whether written or verbal, or any agreement for the use or occupancy of the Premises, it being the intention of this Mortgage to establish an absolute present transfer and assignment of all such Leases and agreements and all of the Rents from the Premises unto Mortgagee and Mortgagor does hereby appoint irrevocably Mortgagee its true and lawful attorney in its name and stead, which appointment is coupled with an interest, to collect all of the Rents and apply the Rents from the Premises to the costs and expenses of operation, management and collection, including, without limitation, attorneys’ fees, to the payment of the fees and expenses of any agent, receiver or statutory trustee so acting, to the payment of taxes, assessments, insurance premiums and expenditures for the management and upkeep of the Premises, to the performance of the landlord’s obligation under the Leases and to any Indebtedness Secured Hereby all in such order as Mortgagee may determine.

Upon an Event of Default, Mortgagee may, at its option, without notice, either in person or by agent, with or without taking possession of or entering the Premises, with or without bringing any action or proceeding, or by a receiver or statutory trustee to be appointed by a court, subject to and in accordance with applicable law and regulation, collect all of the rents and enforce the payment thereof, and all of the rights of Mortgagor under the Leases and all of the rights of Mortgagee hereunder, and may enter upon, take possession of, manage and operate the Premises, or any part thereof; may cancel, enforce or modify the Leases, and fix or modify rents, and do any acts which Mortgagee deems proper to protect the security hereof with or without taking possession of the Premises, and may apply the same to the costs and expense of operation, management and collection, including, without limitation, attorneys’ fees, to the payment of the fees and expenses of any agent, receiver or statutory trustee so acting, to the payment of taxes, assessments, insurance premiums and expenditures for the management and upkeep of the Premises, to the performance of the landlord’s obligation under the Leases and to any Indebtedness Secured Hereby all in such order as Mortgagee may determine.  The entering upon and taking possession of the Premises, the collection of such rents, and the application thereof as aforesaid, shall not cure or waive any default or waive, modify or affect notice of default under this Mortgage or invalidate any act done pursuant to such notice nor in any way operate to prevent Mortgagee from pursing any remedy which it now or hereafter may have under the terms or conditions of this Mortgage or the Note or any other instrument securing the same.

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5.2  Mortgagor to Comply with Leases.  Mortgagor will, at its own cost and expense:

(a)	Provide Mortgagee with a copy of all Leases of the Premises pursuant to and in accordance with Section 5.16 of the Loan Agreement.

(b)	Faithfully abide by, perform and discharge each and every material obligation, covenant and agreement under any Leases of the Premises to be performed by the landlord thereunder;

(c)	Enforce or secure the performance of each and every material obligation, covenant, condition and agreement of the Leases by the tenants thereunder to be performed;

(d)	Not borrow against, pledge or further assign any Rents due under the Leases;

(e)
Not permit the prepayment of any Rents due under any Lease for more than thirty (30) days in advance nor for more than the next accruing installment of Rents, nor anticipate, discount, compromise, forgive or waive any such Rents;

(f)	Not waive, excuse, condone or in any manner release or discharge any tenants of or from the material obligations, covenants, conditions and agreements by said tenants to be performed under the Leases;

(g)
Not permit any tenant to assign or sublet its interest in its Lease unless permitted to do so by the terms of such Lease and then only if such assignment does not work to relieve the tenant of any liability for payment of and performance of its obligations under such Lease;

(h)	Not terminate any Leases or accept a surrender thereof or a discharge of the tenant unless required to do so by the terms of its Lease or unless such tenant is in default of its Lease;

(i)	Not consent to a subordination of the interest of any tenant to any party other than Mortgagee and then only if specifically consented to by Mortgagee; and

(j)
Not amend or modify any Lease or alter the obligations of the parties thereunder without the prior written consent of Mortgagee unless such Lease is, and continues after such amendment or modification to be, an Approved Lease.

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5.3  Mortgagee’s Right To Perform under Leases.  Should Mortgagor fail to perform, comply with or discharge any obligations of Mortgagor under any Lease or should Mortgagee become aware of or be notified by any tenant under any Lease of a failure on the part of Mortgagor to so perform, comply with or discharge its obligations under said Lease, Mortgagee may, but shall not be obligated to, and without further demand upon Mortgagor, and without waiving or releasing Mortgagor from any obligation in this Mortgage contained, remedy such failure, and Mortgagor agrees to repay upon demand all sums incurred by Mortgagee in remedying any such failure together with interest at the Interest Rate in effect from time to time.  All such sums, together with interest as aforesaid shall become so much additional Indebtedness Secured Hereby, but no such advance shall be deemed to relieve Mortgagor from any default hereunder.

5.4  Present Assignment and License.  The assignment of the Rents and Leases contained herein is a perfected, absolute and present assignment of the Rents and Leases for security purposes.  Mortgagee grants to Mortgagor a revocable license to collect but not prior to accrual, the rents, and to retain, use and enjoy the same, subject to the terms and conditions hereof.  Mortgagee at its election may revoke any such license granted to Mortgagor upon the occurrence of an Event of Default.

ARTICLE 6
RIGHTS OF MORTGAGEE

6.1  Right to Cure Default.  If Mortgagor shall fail to comply with any of the covenants or obligations of this Mortgage, Mortgagee may, but shall not be obligated to, without further notice to Mortgagor and without waiving or releasing Mortgagor from any obligation in this Mortgage contained, remedy such failure, and Mortgagor agrees to repay upon demand all sums incurred by Mortgagee in remedying any such failure together with interest at the Interest Rate in effect from time to time.  All such sums, together with interest as aforesaid shall become so much additional Indebtedness Secured Hereby, but no such advance shall be deemed to relieve Mortgagor from any failure hereunder.

6.2  No Claim Against Mortgagee.  Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving Mortgagor or any other party in interest with Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against Mortgagee in respect thereof or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

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6.3  Inspection.  Mortgagee or its authorized representatives may enter the Premises at reasonable times and upon reasonable notice for the purpose of inspecting the same; provided, however, Mortgagee shall have no duty to make such inspections and shall not incur any liability or obligation (except for damage to persons or property caused by the gross negligence or willful misconduct of Mortgagee) for making or not making any such inspections.

6.4  Waivers; Releases; Resort to Other Security, Etc.  Without affecting the liability of any party liable for payment of any Indebtedness Secured Hereby or performance of any obligation contained herein, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time, and without notice to or the consent of Mortgagor or any other party in interest with the Premises or the Note:

(a)	release any person liable for payment of all or any part of the Indebtedness Secured Hereby or for performance of any obligation herein;

(b)
make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness Secured Hereby or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof;

(c)	accept any additional security;

(d)	release or otherwise deal with any of the Premises, whether real or personal property, including, without limitation, making partial releases of the Premises; or

(e)
resort to any security agreements, pledges, contracts of guarantee, assignments of rents and leases or other securities, and exhaust any one or more of said securities and the security hereunder, either concurrently or independently and in such order as it may determine.

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ARTICLE 7
EVENTS OF DEFAULT AND REMEDIES

7.1  Events of Default.  It shall be an “Event of Default” under this Mortgage upon the happening of any of the following:

(a)
Mortgagor shall fail to pay any principal, interest or any other payment to Mortgagee hereunder, under the Loan Agreement, under the Note or under any other Loan Document, within five (5) days after any such payment is due; or

(b)	an Event of Default (as defined thereunder) occurs under any of the Loan Documents (other than this Mortgage); or

(c)
any representation or warranty made in any of the Loan Documents or in any report, certificate, financial statement, document or other instrument delivered pursuant to or in connection with this Mortgage or the Loan Agreement shall be materially breached by Mortgagor or shall prove to be false or misleading in any material respect upon the date when made or deemed to be made or repeated and Mortgagor fails to take such action as may be required to correct such breach or to make such representation or warranty not false or misleading in all material respects within ten (10) days after notice thereof, or if such representation or warranty does not create a material risk to the Premises or to Mortgagee’s security interest therein and requires the expenditures of time to cure, then for the period of time necessary to cure so long as Mortgagor promptly commences and diligently pursues such cure but not to exceed thirty (30) days from the date of notice thereof; or

(d)
any Lien shall be asserted or filed against the Premises, any Lien shall be served on Mortgagee or the commencement of enforcement or foreclosure of any Lien shall occur and such Lien shall not be released or bonded over and enforcement thereof stayed to Mortgagee’s satisfaction within twenty (20) days after the assertion or filing thereof; or

(e)	intentionally deleted; or

(f)
a judgment, writ or warrant of attachment or execution or similar process, levy or seizure be made under any process against Mortgagor, Guarantor or the Premises and such action shall not be released or bonded over to Mortgagee’s satisfaction within thirty (30) days after the assertion or filing thereof; or

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(g)
Mortgagor does, or omits to do, any act, or any event occurs, as a result of which any material obligation of Mortgagor not arising hereunder, may be declared due and payable by the holder thereof and which continues uncured for fifteen (15) days thereafter; or

(h)	a Transfer which is not a Permitted Transfer shall occur; or

(i)
Mortgagor shall fail to pay its debts as they become due, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, or shall become “insolvent” as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within ninety (90) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any voluntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation and such custodian, trustee or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within ninety (90) days of the appointment; or

(j)
Guarantor shall fail to pay its debts as they become due, or shall make an assignment for the benefit of his creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, or shall become “insolvent” as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within ninety (90) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any voluntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation and such custodian, trustee or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within ninety (90) days of the appointment; or

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(k)
Guarantor denies that Guarantor has any liability or obligations under the Guaranty, or shall notify Mortgagee of Guarantor’s intention to attempt to cancel or terminate the Guaranty, or shall fail to observe or comply with any term, covenant, condition and agreement under the Guaranty, or Guarantor gives notice to Mortgagee that Guarantor shall not be liable for any future obligations under the Guaranty; or

(l)
any representation or warranty made or deemed to be made by or on behalf of Guarantor in the Guaranty or in any of the other Loan Documents, or in any report, certificate, financial statement, document or other instrument delivered pursuant to or in connection with this Mortgage, shall prove to have been false or misleading in any material respect upon the date when made or deemed to be made or repeated and Guarantor fails to take such action as may be required to correct such breach or to make such representation or warranty not false or misleading in any material respect within thirty (30) days after notice thereof; or

(m)
any of the Loan Documents shall be canceled, terminated, revoked or rescinded by Mortgagor or Guarantor other than in accordance with the terms thereof or with the express prior approval of Mortgagee, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of Mortgagor or Guarantor which is a party thereto or any of their respective stockholders, members or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

(n)
Mortgagor shall be dissolved, liquidated or wound up or shall fail to maintain its existence as a going concern in good standing and such failure to remain in good standing is not cured within ten (10) days after receiving written notice thereof; or

(o)
Mortgagor shall fail to keep or perform any covenant, undertaking or agreement on his part under this Mortgage or any separate mortgage in connection with the Loan which is not cured within the notice or grace period, if any, provided herein; or

(p)
Mortgagor shall fail to keep or perform any covenant, undertaking or agreement on his part under the Assignment of Leases and Rents or any separate assignment in connection with the Loan which is not cured within the notice or grace period, if any, provided therein; or

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(q)
Guarantor shall fail to keep or perform any covenant, undertaking or agreement on its part under the Guaranty or any separate guaranty, indemnity or other surety arrangement given by Guarantor in connection with the Loan which is not remedied within thirty (30) days after receipt of written notice to Mortgagor of such failure; or

(r)
Mortgagor or Guarantor fails to furnish any Required Financial Report when required by the Loan Agreement, and Mortgagor fails to cure such failure within fifteen (15) days after written notice to Mortgagor; or

(s)
Mortgagor shall fail to meet or perform any covenant, undertaking or agreement of the Management Agreement prior to the expiration of any applicable grace period provided for under the Management Agreement, or such Management Agreement shall be terminated for any reason, except as permitted by the terms and provisions of the Management Agreement and, if terminated by Mortgagor, Mortgagee has consented, in writing, to such termination; or

(t)	Mortgagor shall fail to pay any Impositions when due; or

(u)
For any reason, any Tenant declares a default by Mortgagor as landlord under the terms of its Lease and Mortgagor fails to cure such default within twenty (20) days thereafter or such greater amount of time as is provided for in the applicable Lease; or

(v)
Mortgagor fails to comply with or perform any agreement, term, condition or covenant required to be performed or observed by Mortgagor under the terms of this Mortgage, the Loan Agreement or any other Loan Document, other than a default described in Section 7.1(a) through (u) above, and such default continues unremedied for a period of thirty (30) days after notice from Mortgagee to Mortgagor thereof or such longer period of time as may be necessary to remedy the same not to exceed an additional sixty (60) days, provided that Mortgagor promptly commences and diligently pursues such cure until completion.

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7.2  Mortgagee’s Remedies upon Default.  If an Event of Default shall occur Mortgagee may exercise one or more of the following remedies:

(a)
declare the entire unpaid principal balance of the Note together with all other Indebtedness Secured Hereby to be immediately due and payable and thereupon all such unpaid principal balance of the Note together with all accrued interest thereon at the then applicable Interest Rate (as defined in the Note) and all other Indebtedness Secured Hereby shall be and become immediately due and payable;

(b)
exercise any or all remedies specified herein and/or in the other Loan Documents (including, without limitation, the remedies provided in this Article 7) and any remedies which Mortgagee may have therefor at law, in equity or under statute;

(c)
cure the Event of Default on behalf of Mortgagor, and, in doing so, enter upon the Premises, and expend such sums as it may deem desirable, including, without limitation, reasonable attorneys’ fees, all of which shall be deemed to be advances hereunder, even though causing the Loan to exceed the face amount of the Note, shall bear interest at the Default Rate provided herein and shall be payable to Mortgagee on demand;

(d)
declare an Event of Default under any agreement to which Mortgagee and Mortgagor are parties, whether or not such agreement concerns the Loan transaction contemplated by this Mortgage, and may effectuate any remedies provided for in such agreement; and/or

(e)	Set off any sum due to or incurred by Mortgagee against all deposits and credits of Mortgagor with, and any and all claims of Mortgagor against Mortgagee.

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7.3  Right to Foreclose.  In the event of the happening of any Event of Default, or in case the principal of the Note shall have become due and payable in full, whether by lapse of time or by acceleration, then and in every such case the Mortgagee may, at its option, (1) proceed to protect and enforce its rights by a suit or suits in equity or at law for the specified performance of any covenant or agreement contained herein, in the Note, in the Loan Agreement or in any other Loan Document, or in aid of the execution of any right, power or remedy herein or therein granted, or for the foreclosure of this Mortgage, or for damages, or to collect the Indebtedness Secured Hereby, or for the enforcement of any other appropriate legal, equitable, statutory or contractual remedy, and shall be entitled to the appointment of a receiver or statutory trustee to operate and protect the Mortgaged Property and to collect Rents due under any of the Leases, and/or (2) foreclose this Mortgage, by action, by power of sale, or otherwise as provided by applicable law, and cause the Mortgaged Property to be sold at public auction in one or more parcels, at Mortgagee’s option, and convey the same to the purchaser in fee simple, agreeably to the statute in such case made and provided, Mortgagor to remain liable for any deficiency, if permitted by law.  Further, the holder of the Note, in exercising its rights hereunder, shall also have, without limitation, all of the rights and remedies provided by the Code, including the right to proceed under the Code provisions governing default as to any fixtures, equipment, general intangibles, accounts, contract rights, claims, instruments or personal property which may be included in or related to the Mortgaged Property and as to any deposits, policies, unearned premiums, proceeds, awards, payments or consideration assigned to Mortgagee as further security hereunder, separately from the real estate included in the Mortgaged Property, or to proceed as to any or all of such property in accordance with its rights and remedies in respect of said real estate.  If Mortgagee should elect to proceed separately as to any such property, Mortgagor agrees to make such property available to Mortgagee at a place or places reasonably acceptable to Mortgagee, and, if any notification of intended disposition of any of such property is required by law, such notification shall be deemed commercially reasonable and reasonably and properly given if mailed at least thirty (30) days before such disposition in the manner below provided.

7.4  Waiver of Appraisement, Homestead, Redemption.  Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any advantage of, any stay, exemption or extension law or any so-called “moratorium law” now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or pursuant to any decree, judgment or order of any court of competent jurisdiction; or after such sale or sales claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshaling thereof, upon foreclosure sale or other enforcement hereof.  To the extent permitted by law, Mortgagor hereby specifically waives all rights of redemption from sale pursuant to any order or decree of foreclosure of this Mortgage on its own behalf.

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7.5  Receiver.  If an Event of Default shall occur, Mortgagee shall be entitled as a matter of right without notice and without giving bond and without regard to the solvency or insolvency of Mortgagor, or waste of the Premises or adequacy of the security for the Indebtedness Secured Hereby, and, whether or not proceedings have been brought to enforce this Mortgage, to have a receiver or statutory trustee appointed for the Premises. Such receiver or statutory trustee shall, in addition to all the rights and powers granted to it under the terms of its receivership, shall have all the rights and powers granted Mortgagee hereunder, including, without limitation,  the right to the possession of the Premises, to collect the Rents therefrom and otherwise deal with and manage the Premises and apply the same to the payment of taxes, assessments, insurance premiums and expenditures for the management, repair and upkeep of the Premises, to the performance of landlord’s obligations under any Leases and to the Indebtedness Secured Hereby and as further provided in any Assignment of Leases and Rents and Leases executed by Mortgagor to Mortgagee (whether contained in this Mortgage or in a separate instrument).

7.6  Rights under Uniform Commercial Code.   In addition to the rights available to a mortgagee of real property, Mortgagee shall also have all the rights, remedies and recourse available to a secured party under the Code, including, without limitation,  the right to proceed under the provisions of the Code governing default as to any property which is subject to the security interest created by this Mortgage or to proceed as to such personal property in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.

7.7  Due on Sale.  In the event of a Transfer (other than a Permitted Transfer, as defined in the Loan Agreement) without the written consent of Mortgagee being first obtained, whether voluntarily, involuntarily, or by operation of law, then at the sole option of Mortgagee, Mortgagee may declare that an Event of Default has occurred and may declare the entire unpaid principal balance together with accrued interest, due and payable in full and call for payment of the same in full at once.  Any such payment shall be subject to the requirements, if any, in the Note providing for the payment of a prepayment premium in the event of a non-permitted Transfer.  A consent by Mortgagee as to any one Transfer shall not be deemed to be a waiver of the right to require consent to a future Transfer.  As used herein, the term “Transfer” shall include any sale, grant, pledge, assignment, mortgage, deed of trust, encumbrance, security interest, consensual lien, hypothecation, lease (other than bona fide third party leases for actual occupancy by an unrelated, unaffiliated tenant), transfer or divesture, or otherwise, of or an interest in (i) the Premises or (ii) Mortgagor or (iii) any underlying ownership interest, either directly or indirectly, in Mortgagor or (iv) any entity controlling, managing or in control of Mortgagor.  Any change in the legal or equitable title of the Premises or in the beneficial ownership of the Premises or Mortgagor, whether or not of record and whether or not for consideration, shall be deemed a Transfer.

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7.8  Rights Cumulative.  Each right, power or remedy herein conferred upon Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to Mortgagee, at law or in equity, or under any other agreements, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Mortgagee and shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy.  No delay or omission by Mortgagee in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of Mortgagee to resort thereto at a later date or be construed to be a waiver of any Default or Event of Default.

7.9  Right to Discontinue Proceedings.  In the event Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under this Mortgage and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right to do so and in such event Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness Secured Hereby.  This Mortgage, the Premises and all rights, remedies and recourses of Mortgagee shall continue as if the same had not been invoked.

7.10  Setoff.  In addition to the other remedies set forth herein and in the other Loan Documents, Mortgagor hereby irrevocably authorizes Mortgagee, at any time while an Event of Default continues, to set off any sum due to or incurred by Mortgagee against all deposits and credits of Mortgagor with, and any and all claims of Mortgagor against, Mortgagee.  Such right shall exist whether or not Mortgagee shall have made any demand hereunder or under any other Loan Document, whether or not said sums, or any part thereof, or deposits and credits held for the account of Mortgagor is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Mortgagee.  Mortgagee agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify Mortgagor of its exercise of such setoff right; provided, however, that the failure of Mortgagee to provide such notice shall not affect the validity of the exercise of such setoff rights.  Nothing herein shall be deemed a waiver or prohibition of or restriction on Mortgagee to all rights of banker’s lien, setoff and counterclaim available pursuant to law.

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ARTICLE 8
HAZARDOUS SUBSTANCES

8.1  Definitions.  As used herein, the following definitions shall apply:

(a)
“Hazardous Substances” shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is defined, prohibited, limited or regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of Mortgagor, or its use, including, without limitation, any material, substance or waste which is (a) defined, listed or otherwise classified as a hazardous substance, hazardous material, hazardous waste or other words of similar meaning under any Environmental Laws; (b) petroleum, petroleum hydrocarbons, and all petroleum products; (c) polychlorinated biphenols; (d) lead and lead based paint; (e) urea formaldehyde; (f) asbestos and asbestos containing materials; (g) flammables and explosives; (h) infectious materials, mold and fungus; (i) atmospheric radon at levels over 4 picocuries per cubic liter, (j) radioactive materials; or (k) defined, prohibited, limited or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any Environmental Laws.

(b)
“Environmental Laws” shall mean any international, federal, state or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, or to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance in each case applicable to the Premises, including, without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Hazardous and Solid Waste Act, the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act, the Federal Insecticide, Fungicide and Rodentcide Act, the Rivers and Harbors Appropriation Act, the Endangered Species Act, the National Environmental Policy Act, the Oil Pollution Act, and any state or local law, and any state statute or local ordinance implementing the same, and any further amendments thereto and all rules and regulations promulgated thereunder.

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8.2  Covenants of Mortgagor.  Mortgagor hereby covenants to Mortgagee that Mortgagor shall (i) comply and shall cause all occupants of the Premises to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Substances; (ii) remove or remediate pursuant to Environmental Laws any Hazardous Substances immediately upon discovery of same, in accordance with applicable laws, ordinances and orders of governmental authorities having jurisdiction thereof; (iii) pay or cause to be paid all costs associated with such removal; (iv) prevent the migration of Hazardous Substances from or through the Premises onto or under other properties; (v) keep the Premises free of any lien imposed pursuant to any state or federal law, rule, regulation or order in connection with the existence of Hazardous Substances on the Premises; (vi) not install or permit to be incorporated into any improvements in the Premises or to exist in or on the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment excepting those customary and incidental to the operation of an office building with its associated amenities and then only if permitted pursuant to Environmental Laws and under all necessary permits and licenses; (vii) not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Mortgagor or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping in any Hazardous Substances onto the Premises or into waters or other lands; and (viii) give all notifications and prepare all reports required by Environmental Laws or any other law with respect to Hazardous Substances existing on, released from or emitted from the Premises.

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8.3  Representations of Mortgagor.  Mortgagor represents to Mortgagee that, to the best of its knowledge following due inquiry as a duly diligent property owner, and except as disclosed by the Environmental Site Assessment delivered to and accepted by Mortgagee prior to the date hereof, and except for immaterial quantities of cleaning or other substances customarily used in the operation or maintenance of similar properties provided they are used and disposed of in accordance with Environmental Laws, (i) the Premises has been and is free from contamination by Hazardous Substances (except for immaterial quantities of substances customarily and prudently used in the cleaning and maintenance of the Premises in accordance with any Environmental Laws), (ii) no release of any such Hazardous Substance has occurred on or about the Premises, (iii) that the Premises currently complies, and will comply based on its anticipated use, with all current Environmental Laws, (iv) that, in connection with the ownership, operation, and use of the Premises, all necessary notices have been filed and all required permits, licenses and other authorizations have been obtained, including, without limitation,  those relating to the generation, treatment, storage, disposal or use of Hazardous Substances, (v) that there is no present or past or threatened investigation, inquiry or proceeding relating to the environmental condition of, or to events on or about, the Premises, (vi) there are not any underground storage tanks containing Hazardous Materials currently existing or to the extent such underground storage tanks are existing they are registered under the required Environmental Laws and have not leaked, (vii) no Hazardous Materials have been or will be deposited, spilled, discharged, placed or disposed of at, on or near the Premises, nor has or will the Premises be used at any time by any person as landfill or a disposal site for Hazardous Materials or for garbage, waste or refuse of any kind, (viii) there are no electrical transformers or other equipment containing dielectric fluid containing polychlorinated biphenyls located in, on or under the Premises, nor is there any asbestos contained in, on or under the Premises, nor will Mortgagor permit the installation of same, (ix) there are no locations off the Premises where Hazardous Materials generated by or on the Premises have been treated, stored, deposited or disposed of; (x) there is no fact pertaining to the physical condition of either the Premises or the area surrounding the Premises (a) which Mortgagor has not disclosed to Mortgagee in writing prior to the date of this Mortgage, and (b) which materially adversely affects or will materially adversely affect the Premises or the use or enjoyment or the value thereof, or Mortgagor’s ability to perform the transactions contemplated by this Mortgage; and (xi) Mortgagor has not received nor does it have any knowledge of any summons, citation, directive, letter or other communication, written or oral, from any local, state or federal governmental agency concerning (a) the existence of Hazardous Substances on the Premises or in the immediate vicinity, (b) the transportation, relating, spilling leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Substances onto the Premises or into waters or other lands or (c) violation of Environmental Laws.

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8.4  Environmental Indemnification.  Mortgagor indemnifies and holds harmless Mortgagee, its officers, directors employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns (“Indemnified Parties”) from and against any and all claims, losses, liabilities (including, without limitation, strict liability), suits, obligations, fines, damages, judgments injuries, administrative orders, consent agreements and orders, penalties, actions, causes of action, charges, costs and expenses, including, without limitation, attorneys’ fees and consultants’ fees (i) arising out of the inclusion in the Premises of Hazardous Substances or the presence on, the release from, the generation, manufacture, refining, treatment, storage, handling or disposal on, in or from the Premises of any Hazardous Substances, or any underground or above ground storage tanks containing Hazardous Substances and the cost of removal and remediation of the foregoing, or (ii) arising out of the transportation, discharge or removal from the Premises of any Hazardous Substances, or (iii) arising out of the inclusion in any product manufactured on the Premises of a Hazardous Substance; or (iv) arising out of the failure to perform the removal or abatement of or to institute a safe, effective and environmentally approved control plan for any Hazardous Substance or the replacement or removal of any soil, water, surface water, or ground water containing Hazardous Substances in accordance with Environmental Laws; or (v) arising out of the existence of any environmental lien against the Premises pursuant to any Environmental Laws; or (vi) arising out of any violation or claim of violation of Environmental Laws with respect to the Premises; or (vii) arising out of any administrative proceedings and negotiations of any description with any and all persons, political subdivisions or governmental agencies in connection with an alleged or actual violation of an Environmental Law or presence of Hazardous Substances on the Premises; or (viii) arising out of any breach of any of the representations and covenants contained herein relating to Hazardous Substances and Environmental Laws (collectively the “Indemnified Loss”).  Mortgagor shall bear, pay and discharge such Indemnified Loss as and when the same becomes due and payable.  The indemnity in this Section 8.4 is intended to be operable under 42 U.S.C. 9607(e)(1), and any successor section thereof, and shall survive the foreclosure, release or reconveyance of this Mortgage, whether by payment of the Note and other Indebtedness Secured Hereby or any deed-in-lieu of foreclosure of the Premises.  Mortgagor hereby waives any restrictions or limitations which such statutes may impose on Mortgagor’s liability or Mortgagee’s rights or remedies under this Section.  Notwithstanding anything in this Mortgage to the contrary, the indemnification herein shall not apply to the introduction and initial release of any Hazardous Substance on or to the Premises by anyone other than Mortgagor and related parties, Guarantor and any affiliate thereof, which first occurs from and after the date that Mortgagee acquires title and possession to the Premises through foreclosure or by a deed in lieu of foreclosure (the “Transfer Date”); provided, however, Mortgagor shall bear the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any acts or inaction of Mortgagor, and (iii) did not occur as a result of a continuing migration or release of any Hazardous Substances initially introduced, stored, or manufactured in, on, under or near the Premises prior to the Transfer Date.

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8.5  Run with the Land.  These covenants, representations, warranties and indemnities shall be deemed continuing covenants, representations, warranties and indemnities running with the land for the benefit of Mortgagee, and any successors and assigns of Mortgagee, including, without limitation,  any subsequent holder of this Mortgage, any purchaser at a mortgage foreclosure sale, any transferee of the title of Mortgagee or any subsequent purchaser at a foreclosure sale, and any subsequent owner of the Premises claiming through or under the title of Mortgagee and shall survive any foreclosure of this Mortgage and any acquisition of title of Mortgagee.  The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the rate of interest in effect on the Note and shall become so much additional Indebtedness Secured Hereby and shall become immediately due and payable in full on demand of Mortgagee, its successors and assigns.  The indemnification contained herein shall be a personal monetary obligation of Mortgagor notwithstanding any provisions of this Mortgage to the contrary that limit or exculp the personal liability of Mortgagor and/or require Mortgagee to look solely to the security of the Premises.

ARTICLE 9
SPECIAL COVENANTS

9.1  Single Use.  The Premises shall be used only for office purposes, and for no other use without the prior written consent of Mortgagee, which consent may be withheld in Mortgagee’s sole and absolute discretion.

9.2  Single Purpose Entity.  Mortgagor covenants and agrees that it has not and shall not:

(a)	engage in any business or activity other than the acquisition, construction, ownership, operation and maintenance of the Premises and activities incidental thereto;

(b)
acquire or own any material asset other than (i) the Premises, (ii) the Parking Lot Parcel, and (iii) such incidental personal property as may be necessary for the operation of the Premises and/or the Parking Lot Parcel;

(c)
merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Mortgagee’s consent;

(d)
fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Mortgagee, amend, modify, terminate or fail to comply with the provisions of Mortgagor’s articles of incorporation, bylaws or similar organizational documents, as the case may be, which relate to Mortgagor’s status as a single purpose entity;

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(e)	own any subsidiary or make any investment in or acquire the obligations or securities of any other person or entity without the consent of Mortgagee;

(f)	commingle its assets with the assets of any of its shareholders or affiliates, or of any other person or entity;

(g)
incur any debt, secured or unsecured, direct or contingent (including, without limitation,  guaranteeing any obligation), other than the Loan, except unsecured trade and operational debt incurred with trade creditors in the ordinary course of its business of owning and operating the Premises in such amounts as are normal and reasonable under the circumstances, provided that such debt is not evidenced by a note and is paid when due and provided in any event the outstanding principal balance of such debt shall not exceed at any one time one percent (1%) of the principal amount of the Loan;

(h)	fail to pay its debts and liabilities from its own assets;

(i)
fail to maintain its records, books of account and bank accounts separate and apart from those of the shareholders and affiliates of Mortgagor, the affiliates of a shareholder of Mortgagor and any other person or entity;

(j)
enter into any contract or agreement with any shareholders or affiliate of Mortgagor, Guarantor, or any shareholders, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any shareholders or affiliate of Mortgagor or Guarantor, or any shareholders, principal or affiliate thereof;

(k)	seek dissolution or winding up, in whole or in part;

(l)	hold itself out to be responsible (or pledge its assets as security) for the debts of another person;

(m)	make any loans or advances to any third party, including, without limitation, loans or advances to any shareholder or affiliate of Mortgagor, or any shareholder, principal or affiliate thereof;

(n)	fail to file its own tax returns or to use separate stationary, invoices and checks;

(o)	agree to, enter into or consummate any transaction which would render Mortgagor unable to furnish a certification or other evidence of compliance with the covenants referred to in Section 9.2(b);

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(p)
fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the entity with which such other party is transacting business, or (ii) to suggest that Mortgagor is responsible for the debts of any third party (including, without limitation,  any member, shareholders or affiliate of Mortgagor, or any shareholders, principal or affiliate thereof);

(q)	fail to allocate fairly and reasonably among Mortgagor and any third party (including, without limitation, Guarantor) any overhead for shared office space;

(r)	fail to pay the salaries of its own employees (if any) and maintain a sufficient number of employees (if any) for its contemplated business operations;

(s)	fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or

(t)
file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors, without the unanimous written consent of Mortgagor’s shareholders.

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ARTICLE 10
MISCELLANEOUS

10.1  Release of Mortgage.  When all Indebtedness Secured Hereby has been paid, this Mortgage and all assignments herein contained shall be void and this Mortgage shall be released by Mortgagee at the cost and expense of Mortgagor, otherwise to remain in full force and effect.

10.2  Choice of Law.  Notwithstanding the place of execution of this instrument, the parties to this instrument have contracted for North Dakota law to govern this instrument and it is agreed that this instrument is made pursuant to and shall be construed and governed by the laws of the State of North Dakota without regard to the principles of conflicts of law.  THE LAW OF THE STATE OF NORTH DAKOTA SHALL APPLY TO THE GRANT OF THE MORTGAGE, ASSIGNMENTS AND SECURITY INTERESTS SET FORTH HEREIN AND THE EXERCISE OF REMEDIES BY MORTGAGEE UNDER THIS MORTGAGE THAT PERTAIN TO OR CONCERN THE PREMISES, INCLUDING, WITHOUT LIMITATION, THE APPOINTMENT OF A RECEIVER OR STATUTORY TRUSTEE OR THE FORECLOSURE OF THE SECURITY INTEREST AND LIENS GRANTED HEREIN, WHETHER JUDICIALLY OR PURSUANT TO THE EXERCISE OF THE POWER OF SALE GRANTED HEREIN.

10.3  Successors and Assigns.  This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon Mortgagor and its successors and assigns including, without limitation, each and every from time to time record owner of the Premises or any other person having an interest therein, shall run with the land and shall inure to the benefit of Mortgagee and its successors and assigns.  As used herein the words “successors and assigns” shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is or becomes a party to this Mortgage.  In the event that the ownership of the Premises becomes vested in a person or persons other than Mortgagor, Mortgagee shall not have any obligation to deal with such successor or successors in interest unless such transfer is permitted by this Mortgage and then only upon being notified in writing of such change of ownership.  Upon such notification, Mortgagee may thereafter deal with such successor in place of Mortgagor without any obligation to thereafter deal with Mortgagor and without waiving any liability of Mortgagor hereunder or under the Note.  No change of ownership shall in any way operate to release or discharge the liability of Mortgagor hereunder unless such release or discharge is expressly agreed to in writing by Mortgagee.

10.4  Unenforceability of Certain Clauses.  The unenforceability or invalidity of any provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid.

10.5  Captions and Headings.  The captions and headings of the various sections of this Mortgage are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.  Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

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10.6  Notices.  Any notices and other communications permitted or required by the provisions of this Mortgage (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by (i) personal delivery, (ii) depositing the same with the United States Postal Service, or any official successor thereto, designated as Registered or Certified Mail, Return Receipt Requested, bearing adequate postage, or (iii) depositing the same with a reputable private courier or overnight delivery service, in each case addressed as hereinafter provided.  Each such notice shall be effective (a) immediately upon personal delivery, (b) three (3) days after being deposited in the U.S. Mail, or (c) one (1) business day after delivery to such courier or delivery service.  The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent.  By giving to the other party hereto at least ten (10) days’ notice thereof, either party hereto shall have the right from time to time and at any time during the term of this Mortgage to change its address and shall have the right to specify as its address and shall have the right to specify as its address any other address within the United States of America.

Each notice to the Lender shall be addressed as follows:

Dougherty Funding LLC
Suite 4300
90 South Seventh Street
Minneapolis, MN 55102-4110
Attention: Loan Servicing Department

With a copy to:

Fabyanske, Westra, Hart & Thomson, P.A.
800 LaSalle Avenue
Suite 1900
Minneapolis, MN 55402
Attention: Mark W. Westra, Esq.

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Each notice to the Borrower shall be addressed as follows:

NetREIT Broadway, Inc.
1282 Pacific Oaks Place
Escondido, CA 92029
Attention: Gary Katz and Ken Elsberry

With a copy to:

NetREIT, Inc.
1282 Pacific Oaks Place
Escondido, CA 92029
Attention: Kathryn Richman, Esq.

10.7  Savings Clause.  It is expressly stipulated and agreed to be the intent of Mortgagor and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in the Note, this Mortgage and any other Loan Document.  If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note, this Mortgage or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Indebtedness Secured Hereby, or if Mortgagee’s exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor’s and Mortgagee’s express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Indebtedness (or, if the Note and all other Indebtedness have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note, this Mortgage and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to Mortgagee for the use, forbearance or detention of the Indebtedness Secured Hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Indebtedness Secured Hereby until payment in full so that the rate or amount of interest on account of the Indebtedness Secured Hereby does not exceed the maximum lawful rate from time to time in effect and applicable to the Indebtedness Secured Hereby for so long as the Indebtedness Secured Hereby is outstanding.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

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10.8  Adjustable Rate Note.  The Note secured by this Mortgage provides for adjustments in its Interest Rate from time to time in accordance with its terms.  Reference is made to the Note for the time, terms and conditions of the adjustments in the Interest Rate.  Such times, terms and conditions are incorporated herein by reference.

10.9  Consent to Jurisdiction.  Mortgagor submits and consents to personal jurisdiction of the courts of the county where the Premises is located, the courts of Hennepin County, Minnesota and the courts of the United States of America located in such state or states for the enforcement of this instrument and waives any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in such courts.  Litigation may be commenced in the state court of general jurisdiction for such counties or in the United States District Court located in such state or states, at the election of Mortgagee.  Nothing contained herein shall prevent Mortgagee from bringing any action in any other state or jurisdiction against any other person or exercising any rights against any security given to Mortgagee or against Mortgagor or Guarantor personally, or against any property of Mortgagor in any other state or jurisdiction.  Commencement of any such action or proceeding in any other state or jurisdiction shall not constitute a waiver of consent to jurisdiction of or the submission made by Mortgagor to personal jurisdiction in any of such courts.  In the event an action is commenced in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this Mortgage, Mortgagee, at its option, shall be entitled to have the case transferred to one of the jurisdictions and venues above described or any other jurisdiction, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

10.10  Waiver of Jury Trial.  MORTGAGOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY PARTIES TO THIS MORTGAGE ARE INVOLVED DIRECTLY OR INDIRECTLY AND ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS MORTGAGE OR THE RELATIONSHIP ESTABLISHED HEREUNDER, AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE OF THIS MORTGAGE.

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10.11  Indemnity.  Mortgagor agrees to indemnify, protect, hold harmless and defend Mortgagee from and against any and all losses, liabilities, claims (including, without limitation,  attorneys’ fees, disbursements and court costs prior to trial, at trial and on appeal) which may be imposed on, incurred or paid by, or asserted against Mortgagee by reason or on account of, or in connection with, (i) any misconduct of Mortgagor or any Default or Event of Default hereunder, (ii) the construction, reconstruction or alteration of the Premises, (iii) any negligence of Mortgagor or any negligence or willful misconduct of any lessee of the Premises or any part thereof, or any of their respective agents, contractors, subcontractors, servants, directors, officers, employees, licenses or invitees, or (iv) any accident, injury, death or damage to any person or property occurring in, on or about the Premises or any street, drive, sidewalk, curb or passageway adjacent thereto, except to the extent that the same results directly from the gross negligence or willful misconduct of Mortgagee or its agents, contractors, subcontractors, servants, directors, officers, employees, licenses or invitees.  Any amount payable to Mortgagee under this Section 10.11 shall be due and payable upon demand therefor and receipt by Mortgagor of a statement from Mortgagee setting forth in reasonable detail the amount claimed and the basis therefor and upon reasonable opportunity for Mortgagor to verify and/or challenge same. Mortgagor’s obligations under this Section 10.11 shall survive the repayment or any other satisfaction of the Note and shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal of any insurance carrier to perform any obligation on its part under any such policy of insurance.  If any claim, action or proceeding is made or brought against Mortgagee which is subject to the indemnity set forth in this Section 10.11, Mortgagor shall resist or defend against the same, in its own name or, if necessary, in the name of Mortgagee, by attorneys for Mortgagor’s insurance carrier (if the same is covered by insurance) approved by Mortgagee (which approval shall not unreasonably be withheld) or otherwise by attorneys retained by Mortgagor and approved by Mortgagee (which approval shall not be unreasonably withheld). If Mortgagee has approved of the attorneys provided by Mortgagor or Mortgagor’s attorney and nevertheless elects to retain separate counsel, Mortgagee shall do so at its sole cost and expense.

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10.12  Litigation.  Mortgagor, at its sole cost and expense, shall appear in and defend any dispute, action, suit or proceeding purporting to relate to or affect the Note, the Loan Agreement or the security therefor, including, without limitation, this Mortgage or the Premises.  If any action or proceeding relating to or affecting the Note, this Mortgage, the Loan Agreement or the Premises is commenced or threatened, to which action or proceeding Mortgagee is made a party, or in which it becomes necessary or desirable, in Mortgagee’s reasonable opinion, to defend or uphold, or to consider defending or upholding, the lien of this Mortgage, or to protect the Premises or any part thereof, or to exercise, or to obtain the right to exercise, any of Mortgagee’s rights, powers and remedies hereunder, including, without limitation,  any foreclosure or commencement of foreclosure proceedings, probate proceedings and bankruptcy, insolvency, arrangement, reorganization or other debtor-relief proceedings, or with respect to which Mortgagee otherwise incurs costs or expenses, all sums paid by Mortgagee in order to determine the merits thereof, to establish or defend the rights and liens of this Mortgage, to protect the Premises or any part thereof and to exercise, or to obtain the right to exercise, any of Mortgagee’s rights, powers and remedies hereunder, and/or otherwise incurred by Mortgagee in connection therewith (including, without limitation,  attorneys’ fees and costs and allowances prior to trial, at trial and on appeal) and whether suit be brought or not, and whether or not Mortgagee prevails therein, shall be paid, upon demand, to Mortgagee by Mortgagor, together with interest thereon at the Interest Rate from the date incurred, and any such sum or sums shall be secured hereby.

10.13  Acts of Mortgagee.  In the event Mortgagee (a) grants any extensions of time or forbearance with respect to the payment of any Indebtedness Secured Hereby; (b) takes other or additional security for the payment thereof; (c) waives or fails to exercise any right, power or remedy granted herein, in the Note, in the Loan Agreement or in any other Loan Documents; (d) grants any release, with or without consideration, of the whole or any part of the security for the payment of the Indebtedness Secured Hereby or the release of any person, party or entity liable for payment of said Indebtedness; and/or (e) amends or modifies in any respect any of the terms and provisions hereof, of the Note (including, without limitation,  substitution of another note), of the Loan Agreement or of any other Loan Document; then, and in any such event, such act or omission to act shall not release Mortgagor under any covenant of this Mortgage, of the Note, of the Loan Agreement or of any other Loan Document, nor preclude Mortgagee from exercising any right, power or privilege herein or therein granted or intended to be granted, and shall not in any way impair or affect the lien or priority of this Mortgage. In the event any additional real property, improvements, leases, fixtures or personal property not herein specifically identified shall be or become a part of the Premises, then this Mortgage shall immediately attach to and constitute a lien against or security interest in such additional items, as appropriate, without further act or deed of either party hereto.

10.14  Time of the Essence. Mortgagor agrees that where, by the terms hereof or of the Note, a day is named or a time fixed for the payment of any sum of money or the performance of any agreement, that time is of the essence.

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10.15  Business Loan.  Mortgagor certifies and agrees that (a) the property is not used primarily for agricultural purposes, the proceeds of the Note will be not used for personal, family or leasehold purposes and that the principal obligation secured hereby constitutes a “business loan” coming within the definition and purview of said section and (b) that the Loan is an exempted transaction under the Truth-in-Lending Act, 15. U.S.C. Sec. 1601 et. seq.

10.16  Conflict with Loan Agreement.  In the event of any conflict between the terms and conditions hereof and the terms and conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control.

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IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the date first above written.

NETREIT BROADWAY, INC.
a Maryland corporation
By:	/s/ Kenneth W. Elsberry
Name:	Kenneth W. Elsberry,
Title	Chief Financial Officer

STATE OF                                           )
)ss.
COUNTY OF                                                      )

The foregoing instrument was acknowledged before me this __ day of May, 2011 by ____________________, the _______________ of NetREIT Broadway, Inc., a corporation under the laws of the State of Maryland, on behalf of the corporation.

Notary Public

This Instrument was drafted by:

Fabyanske, Westra, Hart & Thomson, P.A.
800 LaSalle Avenue
Suite 1900
Minneapolis, Minnesota 55402

Exhibit A

Legal Description

Parcel 1:

Lots 1 through 7, inclusive; Lots 8 through 12, inclusive, except the South 116 feet thereof; Lots 13, 14, 20, 21 and 22; vacated alley adjacent to Lots 1 through 13 and Lot 22; all in Block 1, of Keeney and Devitt’s Addition to the City of Fargo, situate in the County of Cass and the State of North Dakota.

Parcel 2:

The South 116 feet of Lots 8 through 12, Block 1, of Kenney and Devitt’s Addition to the City of Fargo, situate in the County of Cass and the State of North Dakota.